                                               --------------------------------
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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 HADRON, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    [LOGO]
                                 HADRON, INC.
                             5904 Richmond Highway
                                   Suite 300
                          Alexandria, Virginia  22303

                                                   October 30, 2000

Dear Fellow Shareholders:

  You are cordially invited to attend Hadron, Inc.'s Annual Meeting of Shareholders to be held on December 5, 2000, at 11:00 a.m. local time at the Hadron, Inc. Corporate Headquarters located at 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303.

  At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of the Company's Board of Directors; (ii) approval of an amendment to the Company's 1997 Employee Stock Purchase Plan;
(iii) approval of the Company's 2000 Stock Option Plan; and (iv) any other business as may properly come before the meeting. We also will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

  Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is important and would be appreciated.

                                         Sincerely,

                                         /s/ Jon M. Stout

                                         Jon M. Stout
                                         President and
                                         Chief Executive Officer

                                         /s/ C.W. Gilluly

                                         C.W. Gilluly, Ed.D.
                                         Chairman

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT

  Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

  If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

--------------------------------------------------------------------------------

                                 HADRON, INC.

                                ______________

                   Notice of Annual Meeting of Shareholders
                               December 5, 2000


TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hadron, Inc., a New York corporation (the "Company"), is scheduled to be held on December 5, 2000 at 11:00 a.m., local time, at the Hadron, Inc. Corporate Headquarters, 5904 Richmond Highway, Suite 300, Alexandria, Virginia for the following purposes:


     1. To elect five directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance by an additional 150,000 shares of Common Stock, as adopted by the Company's Board of Directors (the "Board") on September 12, 2000;

     3. To approve the Company's 2000 Stock Option Plan, as adopted by the Board on September 12, 2000; and

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.


  Shareholders of record at the close of business on October 25, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.


                                    FOR THE BOARD

                                    /s/ Karen L. Dickey

                                    Karen L. Dickey
                                    Vice President and
                                    Corporate Secretary

Alexandria, Virginia
October 30, 2000

                                 HADRON, INC.

                                PROXY STATEMENT


                              GENERAL INFORMATION

Proxy Solicitation

  This Proxy Statement is furnished to the holders of Common Stock, par value $.02 per share (the "Common Stock"), of Hadron, Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, December 5, 2000, at 11:00 a.m., local time, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board is not currently aware of any other matters that will come before the Annual Meeting.

  Proxies for use at the Annual Meeting are being solicited by the Board. These proxy solicitation materials are first being mailed on or about November 7, 2000 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

  A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under Election of Directors below, to approve Proposals No. 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Shareholders and, in accordance with their best judgment, on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

  Shareholders of record at the close of business on October 25, 2000 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 6,371,432 shares of Common Stock were issued and outstanding, and there are no shares of any other class. Each share of Common Stock is entitled to one vote
on all matters that may properly come before the Annual Meeting.   The holders
of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

  Proposal Number 2, proposed amendment of the Company's 1997 Employee Stock Purchase Plan, proposal Number 3, proposed 2000 Stock Option Plan, and all other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

  Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.


CHANGE OF CONTROL

  On March 30, 2000, a group of investors led by Jon M. Stout, Patricia W. Stout, the Stout Dynastic Trust (collectively the "Stouts"), J. Richard Knop ("Knop") (the Stouts and Knop, being collectively the "Investors" ) and John D. Sanders purchased certain of the Company's securities pursuant to a Securities Purchase Agreement among the Company and the Investors (the "Purchase
Agreement").   Pursuant to the Purchase Agreement, the Investors acquired
2,250,000 units, each consisting of one share of Common Stock and a warrant to purchase 0.9 share of Common Stock for a total of $877,500 in cash.

  Pursuant to the Purchase Agreement, on the Closing Date, C.W. Gilluly resigned from his position as the Company's Chief Executive Officer, and Jon M. Stout was appointed as the Company's President and Chief Executive Officer. Dr. Gilluly
continues to serve as Chairman of the Company's Board of Directors.   Further
pursuant to the Purchase Agreement, two members of the Board resigned, Jon M. Stout was appointed a director and subsequently, Gerald R. McNichols, Sc.D and Gerald R. Young were appointed to the Board.

  As further required by the Purchase Agreement, the Investors and others designated therein also entered into a Voting Agreement dated March 30, 2000 (the "Voting Agreement"). The Voting Agreement was entered into by and among certain affiliates of Boles Knop & Company, L.L.C. (the "Affiliates"), Dr. Sanders, C.W. Gilluly and the Investors (collectively, the "Voting Group"). The Voting Group agreed, for a period of five (5) years from March 30, 2000, to vote all of the voting shares over which they have voting control and to take all other actions within such Voting Group's control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise), including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings so that: (1) The authorized number of members of the Board will continue to be five unless and until such greater number is directed or approved by the Investors; (2) During the term of the Voting Agreement, the Investors shall be entitled to nominate a majority of the members of the Board (the "Nominees") and the Stockholders shall vote their shares to elect such Nominees; (3) Any Nominee elected or appointed as a director will be removed from the Board (and thereupon from all committees of the Board), with or without cause, only upon the written request or consent of the Investors; (4) In the event that any Nominee designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or committee will be filled by a newly designated Nominee; and (5) Upon the written direction or consent of the Investors, the Company will take such actions as may be necessary and convenient to change the corporate domicile of the Company to the state of Delaware.

  In addition, the Voting Agreement provides that with the exception of transfers made: (i) pursuant to open market sales in brokers' transactions; or
(ii) sales made after the Investors declined a right of first refusal to purchase such shares at the same price and terms, any attempt to transfer the Voting Group's voting shares will be of no effect unless the person(s) to whom such shares are being transferred agrees in writing to be bound by the terms of the Voting Agreement.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of October 25, 2000 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer or former executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Hadron, Inc., 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

--------------------------------------------------------------------------------------------------------------------
                                                                                                     Percent
Name and Address                                              Number of Shares                       of Class
--------------------------------------------------------------------------------------------------------------------
Jon M. Stout                                                         5,838,877   (1)(2)               65.7%
--------------------------------------------------------------------------------------------------------------------
Stout Dynastic Trust                                                 5,838,877   (1)(3)               65.7%
13380 W. Polo Road
Wellington, FL 33414
--------------------------------------------------------------------------------------------------------------------
Patricia W. Stout                                                    5,838,877   (1)(4)               65.7%
13380 W. Polo Road
Wellington, FL 33414
--------------------------------------------------------------------------------------------------------------------
J. Richard Knop                                                      5,838,877   (1)(5)               65.7%
Boles Knop & Company, LLC
2 West Washington St
Middleburg, VA 20118
--------------------------------------------------------------------------------------------------------------------
C.W. Gilluly, Ed.D.                                                  1,418,875   (1)(6)               19.5%
--------------------------------------------------------------------------------------------------------------------
Six Nations, Inc.                                                      382,947   (7)                   6.0%
5521 Newhall Court
Centreville, VA 22020
--------------------------------------------------------------------------------------------------------------------
Howard C. Whetzel, Ph.D.                                               382,947   (8)                   6.0%
5521 Newhall Court
Centreville, VA 22020
--------------------------------------------------------------------------------------------------------------------
John D. Sanders, Ph.D.                                                 219,336   (1)(9)                3.4%
--------------------------------------------------------------------------------------------------------------------
Gerald R. McNichols, Sc.D.                                              87,506   (10)                  1.4%
--------------------------------------------------------------------------------------------------------------------
Gerald R. Young                                                         22,506   (11)                   *
--------------------------------------------------------------------------------------------------------------------
Donald J. Kellmel                                                      108,433   (12)                  1.7%
--------------------------------------------------------------------------------------------------------------------
Shawn K. McCoy                                                          12,876   (13)                   *
--------------------------------------------------------------------------------------------------------------------
C. Scott Reuther                                                        21,296   (14)                   *
--------------------------------------------------------------------------------------------------------------------
George E. Fowler                                                       185,855                         2.9%
--------------------------------------------------------------------------------------------------------------------
All directors and executive
Officers as a group
(13 persons)                                                         6,271,364   (1)(15)              69.2%
--------------------------------------------------------------------------------------------------------------------

* Less than 1%

(1) Includes certain shares as to which voting power is shared in certain respects as a result of the Voting Agreement more fully described in the preceding section entitled "Change of Control."

(2) Includes 205,190 shares held by spouse, 102,440 shares held by children, and 1,475,422 shares held by the Stout Dynastic Trust (the "Trust"); includes 21,666 shares which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans; and includes 235,161, 230,769, and 668,158 shares which may be acquired respectively by self, spouse, and Stout Dynastic Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,690,001 shares of the Company's Common Stock as to which Mr. Stout has shared voting power.

(3) Includes 210,070 shares held by Mr. Stout, who is the Trustee of the Trust, 205,190 shares held by Mrs. Stout, 102,440 shares held by the children of Mr. Stout; includes 21,666 shares which may be acquired by Mr. Stout upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans; and includes 668,158, 235,161, and 230,769 shares which may be acquired respectively by the Trust, Mr. Stout, and Mrs. Stout pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,690,001 shares of the Company's Common Stock as to which Mr. Stout has shared voting power.

(4) Includes 210,070 shares held by spouse, 102,440 shares held by children, and 1,475,422 shares held by the Trust; includes 21,666 shares which may be acquired by Mr. Stout upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans; and includes 230,769, 235,161 and 668,158 shares which may be acquired respectively by self, spouse and the Trust, pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,690,001 shares of the Company's Common Stock as to which Mrs. Stout has shared voting power.

(5) Includes warrants immediately exercisable to purchase 347,018 shares of the Company's Common Stock. Includes shares, warrants and options immediately exercisable by others representing 4,838,612 shares of the Company's Common Stock as to which Mr. Knop has shared voting power.

(6) Includes warrants immediately exercisable to purchase 830,000 shares of the Company's Common Stock. Also includes 87,000 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 Stock Option Plan.

(7) Includes 11,244 shares, which are held by Howard C. Whetzel, Ph.D, who controls Six Nations.

(8) Includes 371,703 shares owned by Six Nations, Inc., a company controlled by Dr. Whetzel.

(9) Includes 8,336 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans and 81,000 shares which may be acquired pursuant to warrants.

(10) Includes 2,506 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans and 32,500 shares, which may be acquired pursuant to warrants.

(11) Includes 2,506 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans and 10,000 shares which may be acquired pursuant to warrants.

(12) Includes 13,366 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans.

(13) Includes 11,700 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans.

(14) Includes 8,400 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans.

(15) Includes 253,318 shares, which may be acquired upon the exercise of vested options granted under the Company's 1994 and 2000 Stock Option Plans and 2,392,106 shares which may be acquired pursuant to warrants.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Five directors, constituting the entire Board, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board will occur.

  The names of the nominees and certain other information about them are set forth below:

Nominee                             Age            Director Since       Office Held with Company
-------                             ---            -------------        ------------------------
Jon M. Stout *                      54                 2000             Director, President and Chief
                                                                        Executive Officer

C.W. Gilluly, Ed.D.                 54                 1992             Chairman of the Board

Gerald R. McNichols, Sc.D. *        56                 2000             Director

John D. Sanders, Ph.D.              62                 1997             Director

Gerald R. Young *                   70                 2000             Director

* This individual is a Nominee under the Voting Agreement described above in "Change of Control" and will be elected pursuant to the Voting Agreement.

     JON M. STOUT was appointed the Company's President and Chief Executive Officer and to the Board on March 31, 2000. Mr. Stout, along with his wife, founded DPC Technologies, Inc., a military intelligence information technology company, which was sold to Northrop Grumman in 1999. Prior to that endeavor, Mr. Stout served in senior management and marketing positions with various firms, including the Harris Corporation and Perkin Elmer Corporation.

     C.W. GILLULY, Ed.D. has served as Chairman of the Company since October 1994. He also served as Chief Executive Officer of the Company from May 1993 to March 2000. Since June 1992, Dr. Gilluly has served as Chairman of COMTEX News Network, Inc., a provider of electronic news and business information, for which he also served as Chief Executive Officer from June 1992 through September 1997. Dr. Gilluly has served as Chairman of the Board and President of AMASYS Corporation and its predecessor, Infotechnology, Inc. since June 1992.

     GERALD R. MCNICHOLS, Sc.D., who was appointed to the Board on June 12, 2000, has more than 35 years of experience in management and consulting. He has founded several companies and serves on the boards of various private companies. In 1977, Dr. McNichols founded Management Consulting & Research, Inc., which he sold to GRC International, Inc. in 1999. Dr. McNichols was commissioned by the Air Force in 1965 and spent four years in the Air Force before joining the Office of the Secretary of Defense.

     JOHN D. SANDERS, Ph.D., who was been a member of the Board since September 1997, serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of TechNews, Inc., publisher of Washington Technology newspaper, from 1988 to 1996, prior to its sale to The Washington Post Company. In addition, Dr. Sanders has been a Registered Representative of Wachtel & Co., Inc., a Washington D.C.-based stock brokerage firm, since 1968. Dr. Sanders serves on the boards of ITC Learning Corporation, SenSyTech, Inc. and COMTEX News Network, Inc.

  GERALD R. YOUNG, who was appointed to the Board on June 12, 2000, serves as a management consultant to emerging companies. Mr. Young served on the Board of Directors and as a management consultant with DPC Technologies, Inc. until 1999 when DPC was acquired by Northrop Grumman Logicon. Mr. Young continues to provide services to Logicon/DPC Technologies as a member of its Board of Advisors.


Executive Officers

  The following table contains information as of October 25, 2000 as to the executive officers of the Company, who are not also directors of the Company:

                                       Officer                     Office Held
          Name                          Since                      With Company
          ----                          -----                      ------------
          Kenneth Alibek                 2000                Vice President

          Karen L. Dickey                2000                Vice President and Secretary

          Deborah J. Hickox              2000                Vice President and Treasurer

          Ellen J. Hyslope               2000                Vice President

          Donald E. Jewell               1996                Vice President

          Donald J. Kellmel              1999                Chief Technical Officer

          Shawn K. McCoy                 1999                Vice President

          C. Scott Reuther               2000                Vice President

  KENNETH ALIBEK (50) was appointed Vice President in September 2000, and also serves as President of the Company's Advanced Biosystems, Inc. (ABS) subsidiary, a position he has held since December 1999. Dr. Alibek joined the Company in April 1999 as Chief Scientist and leads the Company's medical research and biowarfare defense initiatives. From 1992 until 1999, Dr. Alibek devoted his time to researching defenses against potential biological weapons, exploring new products to prevent or treat infectious disease, analyzing biological threats and educating the U.S. Government and public about such potential threats.
Prior to coming to the U.S. in 1992, Dr. Alibek served as the First Deputy Chief of Biopreparat, the principal government agency for biological weapons research and development in the former Soviet Union.

  KAREN L. DICKEY (41) was appointed Vice President and Corporate Secretary in September 2000. Ms. Dickey is a C.P.A. who has held numerous financial and management positions with the Company for fifteen years. Since 1996, she has held the position of Corporate Controller. Ms. Dickey's previous experience includes accounting and management positions with Presidential Airways, Inc.

  DEBORAH J. HICKOX (36) was appointed Vice President of Finance and Corporate Treasurer in September 2000. Ms. Hickox is a C.P.A. who joined the Company in June 1999 as Controller of the Company's Avenue Technologies, Inc. (ATI) subsidiary. From 1996 to 1999, Ms. Hickox served as Controller of EDO Technology Services and Analysis, Inc. Ms. Hickox's previous experience includes finance positions with The Consortium of Universities of the Washington Metropolitan Area and The Concert Society at Maryland.

  ELLEN J. HYSLOPE (37) was appointed Vice President of Administration in September 2000. Ms. Hyslope joined the Company in May 2000 as Director of Human Resources. From 1996 to 2000, Ms. Hyslope served as the Human Resources Director of Logicon DPC Technologies, a unit of Northrop Grumman. Ms. Hyslope's previous experience includes administrative positions with the Republican National Committee, the Community Associations Institute, Abacus Technology Corporation, and MCI Telecommunications Corporation.

  DONALD E. JEWELL (49) was appointed Vice President of the Company in May 1996, and also serves as President of the Company's Engineering & Information Services, Inc. (EISI) and Sycom Services, Inc. (SyCom) subsidiaries, positions he has held since 1993 and 2000, respectively. Mr. Jewell has held senior management positions in the government contracting business for nearly twenty years. He was Technical Director for Kendrick & Company in 1988 and 1989, and served as Director of Information Systems at British Aerospace from 1985 until 1988. From 1977 until 1985, he served in various computer services management roles for Planning Research Corporation.

  DONALD J. KELLMEL, Ph.D. (51) was appointed Chief Technical Officer of the Company in June 1999. Dr. Kellmel joined the Company in May 1999 when the Company acquired ATI. Dr. Kellmel has more than twenty-three years of professional experience in the management of corporate and systems engineering, computer applications and signal processing. Dr. Kellmel, who has held senior management positions with ATI since 1995, previously held senior management positions with Kaman Sciences Corporation and Locus, Inc.

  SHAWN K. McCOY (45) was appointed Vice President of the Company in June 1999, and also serves as Vice President of ABS. Mr. McCoy joined the Company in June 1999 as President of SyCom. Most recently, Mr. McCoy served as General Manager of EDO Corporation's Technology Services and Analysis subsidiary, which had been acquired in 1998 from Global Associates Ltd., where he served as Chief Operating Officer. Mr. McCoy's previous experience includes positions with Betac Corporation, Lockheed Martin and Martin Marietta Corporation, and service as an intelligence officer in the U.S. Navy.

  C. SCOTT REUTHER (63) was appointed Vice President in September 2000 and also serves as President of ATI. Mr. Reuther joined the Company in May 1999 when the Company acquired ATI. Mr. Reuther, who has held executive positions with ATI since 1997, previously held positions with Software Productivity Consortium, BTG, Inc., and TRW, Inc., and served as an intelligence officer with the U.S. Navy.

  There are no family relationships among the directors or executive officers of the Company.


Meetings of the Board and Committees

  The Board held a total of seven meetings during the Company's fiscal year ended June 30, 2000. Each director attended in person or telephonically all of the meetings held by the Board and all committees thereof on which he served.

  The Audit Committee, comprised of Messrs. McNichols, Sanders, and Young, recommends engagement of the Company's independent auditors, is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters (See "Audit Committee Report" below). The Audit Committee met one time during fiscal 2000. The Company adopted a new Audit Committee Charter in May 2000 (See "Audit Committee Charter" attached as Appendix 1).


Audit Committee Report

The audit committee oversees the Company's financial reporting process on behalf of the Board. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from the management and the Company including the matters in the written disclosures required by the Independence Standards Board.

  The committee discussed with the Company's independent auditors the overall scope and plans for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held one meeting during fiscal year 2000.

  In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

     John D. Sanders, Ph.D., Audit Committee Chair
     Gerald R. McNichols, Sc.D., Audit Committee Member
     Gerald R. Young, Audit Committee Member

September 12, 2000


  The Compensation Committee of the Board (the "Compensation Committee"), which held two meetings in fiscal 2000, is comprised of Messrs. McNichols, Sanders, and Young. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the establishment and administration of the Company's Stock Option and Stock Purchase Plans.

  The Board does not have a Nominating Committee or an Executive Committee.


                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                                            ---
                  THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

                                PROPOSAL NO. 2

              AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

  On September 12, 2000, the Board adopted, subject to shareholder approval, an amendment to the Hadron, Inc. 1997 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 350,000 to 500,000. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1997 Employee Stock Purchase Plan.


  Description of the 1997 Employee Stock Purchase Plan

  Purpose

  The purpose of the Stock Purchase Plan is to provide a means by which employees of the Company and its subsidiaries can be given an opportunity to purchase the Company's Common Stock through payroll deductions. The Stock Purchase Plan is an employee stock purchase plan under Internal Revenue Code (the "Code") Section 423. That section provides certain tax benefits to employees, as explained below. The Stock Purchase Plan (as proposed to be amended) authorizes the reservation of 500,000 shares of Common Stock for issuance under the Stock Purchase Plan.

  Administration

  The Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the full power, discretion and authority to interpret and administer the Stock Purchase Plan and the rights granted under it. The Compensation Committee may delegate administrative functions to employees of the Company.

  Eligibility

  Once the Stock Purchase Plan becomes effective, any person who is employed by the Company or its subsidiaries is eligible to participate in the Stock Purchase Plan on the first day of any January or July following the employee's commencement of employment with the Company. An employee is not eligible for the grant of any rights under the Stock Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company, including any stock that the employee may purchase under all outstanding options.

  Participation in the Plan

  Eligible employees become participants in the Stock Purchase Plan by electing payroll deductions in increments of not less than $10 per pay period.

  Periods of Plan Operations

  The Plan will be operated over two semi-annual purchase periods each year. One period will begin on the first trading day of January and end on the last trading day of June. The second period will begin on the first trading day of July and end on the last trading day of December. The first trading days of January and July are each a "Grant Date" and the last trading days of June and December are each an "Investment Date".

  Purchase Price

  The purchase price per share for the semi-annual period at which shares are sold under the Stock Purchase Plan equals the lower of (a) 85% of the fair market value of a share of Common Stock on the Grant Date for the semi-annual period, or (b) 85% of the fair market value of a share of Common Stock on the Investment Date for that semi-annual period. The Compensation Committee, at its discretion, may increase the percentage above 85%.

  Payroll Deductions

  Payroll deductions are accumulated during each semi-annual period and applied towards the purchase of Common Stock of the Company on the Investment Date for that semi-annual period. An employee may terminate his participation in the Stock Purchase Plan at any time, but may not participate again until the next Grant Date. An participant may decrease his payroll deduction one time in each semi-annual period. However, an election to decrease may not be revoked for the remainder of the semi-annual period.

  Purchase of Stock

  By executing an election to participate in the Stock Purchase Plan, the employee is entitled to purchase shares under such plan. On each Investment Date, the Company will apply the funds in the participant's account to the purchase of shares of its Common Stock in full and fractional shares. If the aggregate number of shares to be purchased on any Investment Date would exceed the maximum aggregate number available under the Stock Purchase Plan, the shares available will be allocated among such participants in proportion to their contributions during the semi-annual period. The shares may be purchased from the Company or on the open market, at the discretion of the Company. If shares are purchased on the open market, the Company pays any brokerage and other costs and discount below the market price.

  Termination of Employment

  An employee's participation in the Stock Purchase Plan will be terminated when the employee retires, terminates active employment, or dies. The employee will receive a certificate for the shares in his Investment Account and a cash refund of his Payroll Deduction Account.

  Restrictions on Transfer

  Rights granted under the Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted, except: (a) to the extent that an employee is permitted to designate a beneficiary as provided in the Stock Purchase Plan, (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated, and (c) pursuant to a qualified domestic relations order.

  Duration, Amendment and Termination

  The Compensation Committee or the Board may suspend or terminate the Stock Purchase Plan at any time. Unless earlier terminated by action of the Board or the Compensation Committee, the Stock Purchase Plan will remain in effect until such time as no shares of Common Stock remain available for issuance under the Stock Purchase Plan and the Company and employees have no further rights or obligations under the Stock Purchase Plan.

  The Compensation Committee or the Board may amend the Stock Purchase Plan at any time. Any amendment of the Stock Purchase Plan must be approved by the shareholders within twelve (12) months of its adoption by the Board if the amendment would: (a) increase the number of shares of Common Stock reserved for issuance under the Stock Purchase Plan (other than for appropriate adjustments for stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company), (b) modify the requirements relating to eligibility for participation in the Stock Purchase Plan, or (c) modify any other provision of the Stock Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Stock Purchase Plan, if such approval is required in order to comply with the requirements of Code
Section 423.


  Federal Income Tax Information

  Rights granted under the Stock Purchase Plan are intended to qualify under the provisions of Code Sections 421 and 423. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this tax, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

  If the stock is disposed of at least two years after the Grant Date and more than one year after the stock is acquired by the participant on an Investment Date, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the stock as of the Grant Date over the purchase price (determined as of the Grant Date) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss.

  If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Investment Date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term if the stock is held for more than 12 months or short-term if held one year or less.

  There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Stock Purchase Plan. The Company generally is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.


                  THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF
                                              ---
     THE AMENDMENT TO THE HADRON, INC.  1997 EMPLOYEE STOCK PURCHASE PLAN.

                                PROPOSAL NO. 3

              APPROVAL OF THE HADRON, INC. 2000 STOCK OPTION PLAN

  On September 12, 2000, the Board adopted, subject to shareholder approval, the Hadron, Inc. 2000 Stock Option Plan ("2000 Stock Option Plan").


  Description of the 2000 Stock Option Plan

  The 2000 Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options to purchase an aggregate of up to 600,000 shares of Common Stock. The 2000 Stock Option Plan permits the grant of options to key employees, consultants and directors of the Company.

  The 2000 Stock Option Plan is administered by the Compensation Committee consisting of directors McNichols, Sanders, and Young. Each of the members of the Committee is a "disinterested" person for purposes of Rule 16b-3. Subject to the provisions of the 2000 Stock Option Plan, the Compensation Committee has full and final authority to select the participates to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price.

  Each option is evidenced by a written agreement in a form approved by the Compensation Committee. Options granted under the 2000 Stock Option Plan generally are not transferable by the optionee other than by will or by the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only be the optionee. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the 2000 Stock Option Plan.

  Under the 2000 Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of options granted to employees who are 10% shareholders). The exercise price of a non-qualified stock option must be not less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option may not exceed ten years (five years in the case of an incentive stock option granted to a 10% shareholder).

  Each non-employee director elected or appointed to the Board automatically receives on the date of his or her first initial appointment to the Board, an option to purchase 5,000 shares of the Company's Common Stock (the "Initial Option") at a per share exercise price equal to the fair market value of the Common Stock on the initial grant date. Furthermore, each non-employee director automatically receives on each anniversary of his initial election or appointment to the Board or, in the case of current directors, each anniversary of the date the 2000 Stock Option Plan was adopted by the Board, an option to purchase 5,000 shares of the company's Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable additional grant date to the extent that options remain available under the 2000 Stock Option Plan. The vesting for each option holder will be set forth in the individual option agreements. Each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) ninety days after the cessation of the optionee's service as a member of the Board (to the extent vested upon the date of such cessation).

  The Board may alter, amend, suspend or terminate the 2000 Stock Option Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to the 2000 Stock Option Plan or of any of his rights under such option. Provisions related to automatic grants of options to non-employee directors may not (with limited exceptions) be amended more frequently than once every six months and no amendment to such provisions, unless approved by the shareholders of the Company, shall become effective earlier than six months after Board approval. Except as provided in the 2000 Stock Option Plan, no amendment by the Board, unless taken with the approval of the shareholders, may (i) materially increase the benefits accruing to participants under the 2000 Stock Option Plan, (ii) materially increase the number of securities which may be issued under the 2000 Stock Option Plan or
(iii) materially modify the requirements as to eligibility for participation in the

2000 Stock Option Plan.

  As all of the directors and executive officers of the Company are eligible for grants of options under the 2000 Stock Option Plan, each such person has a personal interest in the approval of the proposed amendment. On September 29, 2000, the Compensation Committee approved the grant, to thirteen employees and to three non-employee directors of the Company, of options to acquire up to 189,500 and 15,000 shares of Common Stock, respectively, at an exercise price of $1.02 per share. All of such grants were made subject to shareholder approval of the 2000 Stock Option Plan proposed hereby; in the event the shareholders do not approve the proposed 2000 Stock Option Plan, all such grants will be void.


                  THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF
                                              ---
                   THE HADRON, INC. 2000 STOCK OPTION PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth information concerning all compensation paid by the Company during the fiscal year ended June 30, 2000 to its Chief Executive Officer, each of the four other most highly paid executive officers, and one former executive officer:

                           Summary Compensation Table

                                                                                     Long-Term
                                                                                Compensation Awards
                                                    Annual Compensation                Awards
                                                    -------------------                ------
Name and                              Fiscal                                       Stock Options        All Other
Principal Position                     Year     Salary ($)    Bonus($)  (1)(2)      Granted (3)      Compensation (4)
------------------                     ----     ----------    ----------------     ------------      ----------------
Jon M. Stout, Director, President      2000     $       -     $             -             15,000     $            -
And Chief Executive Officer (5)        1999             -                   -                  -                  -
                                       1998             -                   -                  -                  -



C. W. Gilluly, Ed.D., Chairman (6)     2000     $ 140,010     $             -                  -     $        1,000
                                       1999       140,796              34,408             15,000              1,000
                                       1998       131,690               8,000             12,000              1,000


George E. Fowler, former               2000     $ 149,765     $             -                  -     $        1,000
President and Chief Operating          1999       147,440              20,155             15,000              1,000
Officer (7)                            1998       136,834              26,749             12,000              1,000



Donald J. Kellmel, Ph.D., Chief        2000     $ 143,932     $             -             10,000     $        5,038
Technical Officer                      1999        18,500                   -                  -                648
                                       1998             -                   -                  -                  -


Shawn K. McCoy,                        2000     $ 122,708     $             -             10,000     $          196
Vice President                         1999             -                   -                  -                  -
                                       1998             -                   -                  -                  -

C. Scott Reuther,                      2000     $ 124,506     $             -              5,000     $        2,927
Vice President                         1999        16,125                   -                  -                403
                                       1998             -                   -                  -                  -

________________________

(1) The only bonus awarded in fiscal year 2000, $25,000 for Mr. Stout, was paid in fiscal year 2001.

(2) The bonuses paid in fiscal year represent the bonuses awarded for the prior fiscal year.

(3) Options granted pursuant to the Company's 1994 Stock Option Plan. See "Executive Compensation - Stock Option Grants."

(4)  Contributions made by the Company under its 401(k) plan.

(5) Mr. Stout was appointed as the Company's President and Chief Executive Officer on March 30, 2000.

(6) Dr. Gilluly entered into an Amendment to Employment Agreement and assumed the sole position of Chairman of the Company on March 30, 2000.

(7)  Mr. Fowler resigned from the Company on February 25, 2000.

Stock Option Grants

  The following table provides details regarding all stock options granted to the named executive officers during the fiscal year ended June 30, 2000:


                                                 Option Grants in Fiscal Year 2000

                                                                                                      Potential
                                                                                             Realizable Value at Assumed
                           Number of         % of Total Options                              Annual Rates of Stock Price
                       Shares Underlying    Granted to Employees  Exercise   Expiration   Appreciation for Option Term (1)
                                                                                          --------------------------------
Name                   Options Granted (2)     In Fiscal Year       Price       Date            5%                 10%
-----                  ------------------      --------------       -----       ----            --                 ---
Jon M. Stout                 15,000                 12%             $1.64     3/31/2005       $6,797             $15,018

C. W. Gilluly                     -                  -                  -             -            -                   -

George E. Fowler                  -                  -                  -             -            -                   -

Donald J. Kellmel            10,000                  8%              0.81     9/30/2009        5,094              12,909

Shawn K. McCoy               10,000                  8%              1.28     6/21/2009        8,050              20,399

C. Scott Reuther              5,000                  4%              0.81     9/30/2009        2,547               6,455

________________________________

  (1) Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.

  (2) Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant, and expire 10 years (5 years for 10% shareholders) after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.

Options Exercised and Fiscal Year End Option Values

  The following table sets forth certain information regarding options exercised during the fiscal year ended June 30, 2000 and the value of unexercised options held as of June 30, 2000 by the named executive officers:

              Options Exercised and Fiscal Year End Option Value

                                                              Number of Shares                  Value of Unexercised
                          Shares                           Underlying Unexercised               In-the-Money Options
                      Acquired upon        Value          Options at June 30, 2000              at June 30, 2000 (1)
                                                       ------------------------------      ------------------------------
Name                     Exercise      Realized (2)     Exercisable    Unexercisable        Exercisable    Unexercisable
----                     --------      ------------     -----------    ------------         -----------    -------------
Jon M. Stout                 -          $      -               -              -             $        -       $     -

C. W. Gilluly                -                 -          60,000              -                 27,450             -

George E. Fowler        45,000            49,800               -              -                      -             -

Donald J. Kellmel            -                 -           3,333          6,667                    233           467

Shawn K. McCoy               -                 -               -              -                      -             -

C. Scott Reuther             -                 -           1,666          3,334                    117           233

___________________

  (1) Represents the difference between the exercise price of the outstanding options and the closing bid price of the Common Stock on June 30, 2000, which was $0.88 per share. Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.

  (2) Represents the difference between the exercise price and the market value on the date of exercise.

Employment Agreements, Termination of Employment and Change of Control Arrangements

  On March 30, 2000, pursuant to the Purchase Agreement, the Company entered into a rolling two-year employment agreement with Jon M. Stout. Under the agreement, Mr. Stout will serve as the Company's President and Chief Executive Officer. Mr. Stout was entitled to receive an initial annual base salary of $50,000 for the first six months of his employment and thereafter to receive an annual base salary of $140,000. For the fiscal year ended June 30, 2000, Mr. Stout opted to forego his salary and defer any bonus. On September 12, 2000, the Board approved a $25,000 bonus based upon the Company's financial performance in the fourth quarter of the fiscal year ended June 30, 2000. Mr. Stout's employment agreement further provides for Mr. Stout to participate in the Company's Stock Option and Bonus Plans. Under the Bonus Plan, Mr. Stout may receive additional compensation based upon the Company's financial performance. If Mr. Stout is terminated by the Company other than for cause, the Company must pay Mr. Stout a lump sum payment that is the sum of (1) Mr. Stout's base salary and bonus through the date of termination; (2) any compensation previously deferred by Mr. Stout; (3) any accrued vacation pay; and (4) the base salary that would have been payable to Mr. Stout through the remainder of the term of the agreement. In connection with his service as the Company's President and Chief Executive Officer, Mr. Stout was awarded a five-year option to purchase 15,000 shares of the Company's common stock at a purchase price of $1.64 per share, vesting in one-third increments on March 31, 2000, March 31, 2001 and March 31, 2002.

  The Company entered into a rolling two-year employment agreement with Dr. Gilluly, to serve as Chief Executive Officer, commencing in fiscal year 1998 at an initial base annual salary of $140,000. On March 30, 2000, Dr. Gilluly entered into an Amendment to Employment Agreement and assumed the sole position of Chairman of the Company. He was paid his base salary through June 30, 2000. Dr. Gilluly will continue to provide management and strategic services to the Company on a part-time basis pursuant to his agreement dated July 1, 2000. Pursuant to this agreement, Dr. Gilluly will work up to 90 hours per quarter and will receive $11,868 per month for a period of two years.

  The Company received the resignation of Mr. Fowler, as President and Chief Operating Officer, on February 25, 2000. Mr. Fowler was paid his base salary through June 30, 2000. Of his 82,000 of vested stock options, he exercised 45,000 on May 8, 2000 and the 37,000 remaining vested options expired on May 25, 2000.

  On June 1, 2000, the Company renewed its annual agreement with Dr. Kellmel, to serve as the Chief Technical Officer of the Company, at a base salary of $154,000. If Dr. Kellmel is terminated other than for cause as defined in his agreement, he will receive three months severance.

  On September 4, 2000, the Company renewed its annual agreement with Mr. McCoy, to serve as Vice President of the Company and ABS, at a base salary of $140,000. If Mr. McCoy is terminated other than for cause as defined in his agreement, he will receive six months severance.

  On May 1, 1999, the Company entered into an employment agreement with Mr. Reuther, to serve as Chief Operating Officer of ATI, at a base salary of $129,000. If Mr. Reuther is terminated other than for cause as defined in his agreement, he will receive three months severance.

Compensation of Directors

  Directors receive a quarterly cash fee of $1,250 for their services. In addition, directors receive $500 per Board meeting attended, and $250 per committee meeting attended (unless such meeting is combined with a full Board meeting). Directors who are employees do not receive any additional compensation for their service as directors. Directors are reimbursed for out-of-pocket expenses associated with their attendance at Board meetings.


Compensation Committee Report on Executive Compensation

  The responsibility of the Compensation Committee is to administer the Company's executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation. The Compensation Committee is comprised of three independent non-employee directors. This report sets forth the major components of executive compensation and the basis by which fiscal year 2000 compensation determinations were made with respect to the executive officers of the Company.

  Compensation Policy and Guidelines
  ----------------------------------

  The main objective of the Company is to maintain and increase the profitability of its operations and to maximize value for shareholders, employees and clients. The goals of the Company's compensation policy are to align executive compensation with the Company's long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

  In order to achieve the Company's goals, the Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with shareholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To implement these policies, the Compensation Committee has designed a compensation program consisting of base salary, an annual incentive bonus plan, stock options and other employment benefits.

  Compensation Program Elements
  -----------------------------

  The Company's compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company's ability to attract and retain talented executives. The Company's focus is on growth.

  Base Salary.  Salary levels are primarily determined by the Compensation
  -----------
  Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Company's philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. The Company compares itself for this purpose with other technology service providers and/or government contracting firms who face similar challenges in their markets. Periodic increases in base salary relate to individual contribution evaluated against established objectives.

  Stock Options.  The Company believes the compensation program should provide
  -------------
  employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the interests of shareholders, executives and employees are closely aligned. Through the Company's Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The Compensation Committee believes the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee's defined compensation strategy and the team-based operations approach that the Company has adopted.

  Incentive Program.  The Company's executive officers and operating managers
  -----------------
  participate in an incentive compensation program which awards cash bonuses based on attaining or exceeding specific revenue and profitability goals. For 2000, no incentive awards were paid to executive officers and operating managers.

  Severance Compensation. To retain highly qualified executive officers, the
  ----------------------
  Company from time to time enters into severance agreements with certain of its officers. The determination of whether the Company would benefit from a severance agreement with a particular officer is subjective, based upon such officer's experience and value to the Company.

  Other Benefits.  The Company's philosophy is to provide adequate health and
  --------------
  welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

  2000 Compensation for the Chairman and former Chief Executive Officer
  ---------------------------------------------------------------------

  The Committee entered into an employment agreement with Dr. Gilluly, commencing in fiscal year 1998 at an initial base annual salary of $140,000, to serve as Chief Executive Officer. On March 30, 2000, Dr. Gilluly entered into an Amendment to Employment Agreement and assumed the sole position of Chairman of the Company. He was paid his base salary through June 30, 2000. He will continue to provide management and strategic services to the Company on a part-time basis pursuant to his agreement dated July 1, 2000. Pursuant to this agreement, Dr. Gilluly will work up to 90 hours per quarter and will receive $11,868 per month for a period of two years.

  The Committee has, at various times, granted Dr. Gilluly options under the 1994 Stock Option Plan to purchase a total of 87,000 shares of the Company's Common Stock at the market price on the date of grant. Under the Plan, one-third of options granted are immediately exercisable upon the date of grant, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

  2000 Compensation for the President and Chief Executive Officer
  ---------------------------------------------------------------

  On March 30, 2000, pursuant to the Purchase Agreement, the Company entered into a rolling two-year employment agreement with Mr. Stout. Under the agreement, Mr. Stout will serve as the Company's President and Chief Executive Officer. Mr. Stout was entitled to receive an initial annual base salary of $50,000 for the first six months of his employment and thereafter to receive an annual base salary of $140,000. For the fiscal year ended June 30, 2000, Mr. Stout opted to forego his salary and defer any bonus. On September 12, 2000, the Board approved a $25,000 bonus based upon the Company's financial performance in the fourth quarter of the fiscal year ended June 30, 2000. Mr. Stout's employment agreement further provides for Mr. Stout to participate in the Company's Stock Option and Bonus Plans. Under the Bonus Plan, Mr. Stout may receive additional compensation based upon the Company's financial performance. If Mr. Stout is terminated by the Company other than for cause, the Company must pay Mr. Stout a lump sum payment that is the sum of (1) Mr. Stout's base salary and bonus through the date of termination; (2) any compensation previously deferred by Mr. Stout; (3) any accrued vacation pay; and (4) the base salary that would have been payable to Mr. Stout through the remainder of the term of the agreement. In connection with his service as the Company's President and Chief Executive Officer, Mr. Stout was awarded a five-year option to purchase 15,000 shares of the Company's common stock at a purchase price of $1.64 per share, exercisable in one-third increments on March 31, 2000, March 31, 2001 and March 31, 2002.

  Summary
  -------

  The Compensation Committee believes the total compensation program for executives of the Company is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which the Company competes. The Compensation Committee believes its compensation practices are directly tied to shareholder returns and linked to the achievement of annual and longer-term financial and operating results of the Company on behalf of the Company's shareholders.

          Submitted by the Compensation Committee

                              Gerald R. McNichols, Sc.D
                              John D. Sanders, Ph.D.
                              Gerald R. Young

Performance Graph

  The following graph compares the cumulative, five-year shareholder returns on the Company's Common Stock with the cumulative returns of the NASDAQ Market Index and Media General's Other Business Services Index, comprised of the Common Stock of approximately 200 companies in diversified business service industries, excluding the Company. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1995.


                              FISCAL YEAR ENDING

COMPANY                  1995      1996     1997     1998     1999     2000

Hadron, Inc.            100.00    218.93   235.14   540.55   345.94   201.80
MG - Bus Serv Index     100.00    127.41   142.90   160.97   161.08   171.74
NASDAQ Market Index     100.00    125.88   151.64   201.01   281.68   423.84

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1999 and ended June 30, 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On March 30, 2000, the Company received a private investment of equity led by Mr. Stout (see "Change of Control).

  The Company entered into a Loan and Security Agreement dated June 29, 1999 (the "Loan Agreement") among the Company, United Bank and each of the Company's wholly owned subsidiaries, ATI, Vail, SyCom, and EISI. The Loan Agreement provides the Company with a $1.5 million line of credit facility (the "Credit Facility") through October 31, 2000 and a three-year $1.5 million term loan (the "Term Loan"). Interest on each of the facilities is at the prime rate plus 150 basic points. The Term Loan and the Credit Facility are secured by accounts receivable and other assets of the Company. In addition, the convertible notes issued by the Company in connection with the Company's acquisition of ATI are subordinated to the Company's obligations under the Term Note and the Credit Facility.

  Dr. Gilluly and his wife personally guaranteed the Term Loan from its inception until April 12, 2000. On April 12, 2000, the Company entered into an Amended and Restated Guaranty of Payment with Dr. Gilluly and his wife to modify their personal guarantee on the Notes to cover 50% of the aggregate principal outstanding in an amount not to exceed $750,000, through October 31, 2000. In addition, Mr. Stout, pursuant to the April 12, 2000 Guaranty of Payment, guaranteed the remaining 50% of the principal outstanding in an amount not to exceed $750,000, through October 31, 2000. On August 23, 2000, the Company entered into a Second Modification and Extension Agreement (this "Agreement") with United Bank. This Agreement released Dr. Gilluly and his wife from all liability as guarantors of the payment of the Notes and the other obligations of the Borrower under the Loan Agreement, and cancels their Amended and Restated Guaranty of Payment. In addition, the obligation of Mr. Stout, the Remaining Guarantor under his Guaranty of Payment dated April 12, 2000, was increased from 50% to 100% of the aggregate unpaid principal balance of the Notes.

  In September 1999, Dr. Gilluly transferred warrants representing 200,000 commons shares to certain key senior management. Dr. Gilluly transferred 100,000 warrants, which expire on October 21, 2003, to George E. Fowler, former President and Chief Operating Officer of the Company, to acquire the Company's
common stock at $.25 per share.   On September 20, 1999, Mr. Fowler exercised
the warrants to acquire the 100,000 shares of the Company's common stock. Dr. Gilluly transferred 100,000 warrants, which expire on October 21, 2003, to S. Amber Gordon, former Executive Vice President of the Company, to acquire the
Company's common stock at $.25 per share.   On September 20, 1999, Ms. Gordon
exercised the warrants to acquire the 100,000 shares of the Company's common stock. Also, on September 20, 1999, Dr. Gilluly exercised warrants to acquire 20,000 shares of the Company's common stock at the purchase price of $.25 per share.

  In January 2000, the Company borrowed $430,000 from Dr. Gilluly to meet its operating needs. On February 15, 2000, these borrowings were converted into a $430,000 note payable, due on demand, to Dr. Gilluly with interest of 12% per annum. In connection with the issuance of the Note, the Company issued to Dr. Gilluly a warrant, which entitles him to purchase 430,000 shares of Common Stock, par value $0.02 per share, at the exercise price of seventy-two cents ($0.72) ("Warrant"). The term of the Warrant is for a period of five years, commencing on February 15, 2000 and ending February 15, 2005. The Warrant was deemed to have a nominal value at the time of issuance. As of September 30, 2000, the Company made principal and interest payments of $430,000 and $24,200, respectively, satisfying the note payment in full.

  As part of the May 1999 purchase of ATI, the Company issued $1,478,000 in short term promissory notes, interest payable at prime, and $998,000 in three-year convertible notes, interest payable at 6%, to the former shareholders of ATI. The notes were convertible into 444,000 shares of the Company's Common Stock at $2.25 per share. Six Nations, Inc., controlled by Dr. Whetzel, was a majority shareholder of ATI. In May 2000, the Board adopted resolutions providing for the conversion of the convertible notes on the basis of one share of Common Stock for $1.25 per share if tendered to the Company for conversion before the close of business on June 30, 2000. At June 30, 2000, $846,000 of the convertible notes had been converted into 677,000 restricted shares of the Company's Common Stock at $1.25 per share. As a result of the Company's debt conversion inducement, an expense of approximately $10,000 was recorded.

  On August 15, 2000, Directors McNichols and Young purchased 32,500 and 10,000, respectively, of the Company's restricted Common Stock at $0.75 per share. In addition, Mr. McNichols and Mr. Young received warrants of 32,500 and 10,000, respectively, to purchase the Company's Common Stock at $0.75 per share.

  On September 20, 2000, the Stout Dynastic Trust exercised warrants, pursuant to the March 30, 2000 transaction, to purchase 347,222 shares of the Company's Common Stock at $0.72 per share.

  On September 29, 2000, J. Richard Knop exercised warrants, pursuant to the March 30, 2000 transaction, to purchase 115,672 shares of the Company's Common Stock at $0.72 per share.

  In June 2000, the Company agreed to transfer a contract with DynCorp Information & Engineering Technology, Inc., under which support services are provided for the Defense Advanced Research Projects Agency (DARPA), to Nighthawk Technologies, Inc. ("Nighthawk") for consideration of approximately $55,000. As consideration for the transfer, the Company was released from $50,000 of the convertible note principal of Howard Whetzel, President of Nighthawk and former member of the Company's Board of Directors. In addition, the Company transferred its obligations of accrued vacation totaling approximately $5,000 to Nighthawk.

  On February 1, 2000, the Company entered into a consulting agreement with Dr. Whetzel to provide professional and consulting services to the Company through February 1, 2001. Pursuant to the agreement, Dr. Whetzel will be paid $145.00 per hour. In fiscal year 2000, $33,047 was paid to Dr. Whetzel for consulting services.

  On June 20, 2000, the Company entered into a consulting agreement with Shawna Stout, the daughter of Mr. Stout, to provide professional services to the Company on an as needed basis. Pursuant to the agreement, Ms. Stout will be paid $75 per hour and will receive travel reimbursment and health benefits.

  During the fiscal year ended June 30, 2000, AMASYS, owner of approximately 3.2% of the outstanding Common Stock of the Company, was charged $8,450 for corporate relations and administrative services provided by the Company to AMASYS. At June 30, 2000, the Company had a net receivable balance to AMASYS of
approximately $2,800.   Dr. Gilluly, Chairman of the Board and former Chief
Executive Officer of the Company, is Chairman of the Board of AMASYS.

  As of September 1, 2000, the Company entered into a letter agreement with Dr. Sanders to provide strategic financial consulting services. Pursuant to the agreement, Dr. Sanders will be paid a monthly retainer of $2,500, plus reimbursment of direct expenses authorized by the Company. This agreement may be terminated by either party by giving the other party thirty days notice in writing. In addition, should Dr. Sanders initiate and be involved with a merger or acquisition that results in a formal agreement and transaction, the Company will pay Dr. Sanders a financial advisory or finders fee of one and one-half percent of the total value of the transaction. Should a broker or other intermediary be involved, Dr. Sanders fee would be reduced to one percent. This portion of the agreement survives termination if a merger situation or acquisition company has been introduced and discussions or negotiations are continuing.

  On June 29, 2000, the Company entered into a letter agreement with Mr. Young to provide business development services to the Company, on an as needed basis, at the rate of $1,500 per day.

                             SHAREHOLDER PROPOSALS

   Proposals of Shareholders of the Company that are intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company no later than July 10, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report for the fiscal year ended June 30, 2000, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

  The Company will provide without charge a copy of its 2000 Annual Report on Form 10-K, including the financial statements and the financial statement schedules required to be filed with the SEC. The Company will furnish any exhibit described in the list accompanying the 2000 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive office, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention: Corporate Secretary.


                                 OTHER MATTERS

  The Board knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.


By Order of the Board

/s/ Karen L. Dickey

Karen L. Dickey
Vice President and
Corporate Secretary


Date: October 30, 2000

                                                                      APPENDIX 1

                                 Hadron, Inc.

                   Audit Committee of the Board of Directors

                            AUDIT COMMITTEE CHARTER


                                 Organization

This charter governs the operations of the Audit Committee (the "committee") of the Board of Directors ("Board") for Hadron, Inc. ("HADRON"). The committee shall:

 .    review and reassess this charter at least annually and obtain the approval of the Board.
 .    be appointed by the Board,
 .    comprise at least three directors, each of whom are independent of management and HADRON,
 .    include a chair of the committee to be chosen by a majority vote by the members of the committee.

Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from
management and HADRON.   In addition, all committee members shall be financially
literate, or become so within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

                              Statement of Policy

The committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to HADRON's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of HADRON's financial statements and the legal compliance and ethics programs as established, or as may be established, by management and the Board.

In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of HADRON. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of HADRON and the power to retain outside counsel or other experts for this purpose.

                        Responsibilities and Processes

The primary responsibility of the committee is to oversee HADRON's financial reporting processes on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing HADRON's financial statements and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate culture and tone for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate:

 .    The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the committee, as representatives of

     HADRON's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and HADRON and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board the selection of HADRON's independent auditors, subject to shareholders' approval.

 .    The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including HADRON's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations.

 .    The committee shall review the interim financial statements with management and the independent auditors prior to the filing of HADRON's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

 .    The committee shall review with management and the independent auditors the financial statements to be included in HADRON's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Date: October 30, 2000

                                  APPENDIX A


 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
            HADRON, INC.
  FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
           DECEMBER 5, 2000

The undersigned appoints Jon M. Stout and Karen L. Dickey, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Hadron, Inc. on December 5, 2000, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

1.   ELECTION OF DIRECTORS

     [_]  FOR the FIVE nominees listed below
          (except as marked to the contrary below)

     [_] WITHHOLD AUTHORITY to vote for the FIVE nominees listed below

               Jon M. Stout, C.W. Gilluly,
          Gerald R. McNichols, John D. Sanders
                 and Gerald R. Young

INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

_____________________________________________________________


2.   Proposal to amend the Hadron, Inc. 1997 EmployeeStock
     Purchase Plan to increase the number of shares reserved for issuance thereunder.

     [_]  FOR this proposal
     [_]  AGAINST this proposal
     [_]  ABSTAIN


3.   Proposal to approve the Hadron, Inc. 2000 Stock Option
     Plan.

     [_]  FOR this proposal
     [_]  AGAINST this proposal
     [_]  ABSTAIN

4. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

           PLEASE DATE, SIGN AND RETURN
           PROXY PROMPTLY
           Receipt of Notice of Annual
           Meeting and Proxy Statement
           is hereby acknowledged

           -----------------------------
           Shareholder's Signature

           -----------------------------
           Joint Holder's Signature (If applicable)

           Date:------------------------


     When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 2 and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear(s) above.